Exhibit 99.1

News Release

AppFolio, Inc. Announces Second Quarter 2015
Financial Results

SANTA BARBARA, Calif., August 6, 2015 (GLOBE NEWSWIRE) -- AppFolio, Inc. (NASDAQ: APPF), a leading provider of cloud-based business software solutions, today announced results for its second quarter ended June 30, 2015.

Second Quarter 2015 Highlights

•	Quarterly revenue of $18.4 million, up 59% year-over-year

•	GAAP net loss of $3.4 million and Non-GAAP net loss of $3.2 million

•	Increased property manager customers 43% year-over-year to 7,016 and 1.9 million units under management

•	Increased law firm customers 81% year-over-year to 4,891

•	Completed the acquisition of RentLinx to expand the Value+ services offered to our property management customers giving them the ability to spend, track and optimize their marketing investments

“We had a strong first quarter as a public company as a result of our continued focus on our customers’ success,” said Brian Donahoo, President and CEO of AppFolio. “We achieved significant revenue growth and meaningfully increased the number of customers in the two vertical markets we serve today. With the completion of the RentLinx acquisition, we will continue to expand our suite of Value+ services for our property management customers, further enabling the digital transformation of these small and medium sized businesses.”

Revenue for the second quarter was $18.4 million, an increase of 59% year-over-year. GAAP net loss for the quarter was $3.4 million.

Non-GAAP net loss for the quarter was $3.2 million, or $(0.34) per share, based on a weighted average share count of 9.3 million shares outstanding at June 30, 2015. Non-GAAP net loss and non-GAAP net loss per share for the quarter exclude approximately $0.2 million in share-based compensation related expenses.

We closed the second quarter with cash and cash equivalents of approximately $70 million which included the net proceeds from our Initial Public Offering.

Financial Outlook
Based on information available as of August 6, 2015, the Company is issuing guidance for the full year 2015 as indicated below.

•	Full year revenue is expected to be in the range of $73.3 million to $74.3 million.

•	Weighted average common shares outstanding is expected to be approximately 33.5 million during the balance of the year.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, we provide investors with certain Non-GAAP financial measures, including Non-GAAP net loss and Non-GAAP net loss per share, which are financial measures that have not been prepared in accordance with GAAP. Non-GAAP net loss and non-GAAP net loss per share are defined as net loss and net loss per share, respectively, attributable to common stockholders before stock-based compensation expense.

We use these Non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. The principal limitations of these Non-GAAP financial measures are that they exclude expenses that are required by GAAP to be recorded in our financial statements. These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, these financial measures may be different from Non-GAAP financial measures used by other companies, limiting its usefulness for comparison purposes. A reconciliation of the Non-GAAP financial measures to the most direct comparable GAAP measure has been provided in the financial statement tables included below in this press release.

We urge investors to review these reconciliations and not to rely on any single financial measure to evaluate our business.

Conference Call Information
As previously announced, we will host a conference call today, August 6, 2015, to discuss financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at http://

ir.appfolioinc.com. The conference call can also be accessed by dialing 855-539-0896 (Domestic), or 412-455-6028 (International). The conference ID is 93786564. A replay will be available at 855-859-2056 (Domestic) and 404-537-3406 (International) until the end of day August 10, 2015. An archived webcast of this conference call will be available for 12 months on our website listed above.

About AppFolio, Inc.
AppFolio provides comprehensive, easy-to-use, cloud-based business software solutions for small and medium-sized businesses in various vertical markets. Our products include cloud-based property management software (AppFolio Property Manager) and cloud-based legal practice management software (MyCase). The Company was founded in 2006 and is headquartered in Santa Barbara, CA. Learn more at www.appfolioinc.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “could,” “will,” “would,” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to our future or assumed revenues and our outstanding shares, and our ability to expand our Value+ services.

Forward-looking statements represent our management’s current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in the Prospectus related to our initial public offering of Class A common stock filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration No. 333-204262), which is on file with the Securities and Exchange Commission, as well as in our other filings with the Securities and Exchange Commission. You should read this press release with the understanding that our actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Stock Market, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	June 30, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$69,924	$5,412
Accounts receivable, net	2,524	1,191
Prepaid expenses and other current assets	1,834	1,204
Total current assets	74,282	7,807
Property and equipment, net	3,564	2,623
Capitalized software, net	7,391	5,509
Goodwill	6,737	4,998
Intangible assets, net	5,275	3,615
Other assets	1,047	882
Total assets	$98,296	$25,434
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$3,057	$2,088
Accrued employee expenses	4,287	3,150
Accrued expenses	5,630	1,721
Deferred revenue	4,256	3,772
Long-term debt—current portion, net	231	—
Other current liabilities	598	2,797
Total current liabilities	18,059	13,528
Long term-debt, net	9,318	—
Deferred revenue	—	8
Other liabilities	440	199
Total liabilities	27,817	13,735
Commitments and contingencies (Note 8)
Convertible preferred stock, Series A, B, B-1, B-2 and B-3, $0.0001 par value, 68,027 shares authorized, issued and outstanding as of December 31, 2014. Liquidation preference of $62,020 as of December 31, 2014.	—	63,166
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value, 25,000 authorized and no shares issued and outstanding as of June 30, 2015	—	—
Class A common stock, $0.0001 par value, 250,000 shares authorized at June 30, 2015; 6,225 shares issued and outstanding as of June 30, 2015	1	—
Class B common stock, $0.0001 par value, 50,000 and 123,000 shares authorized as of June 30, 2015 and December 31, 2014, respectively; 26,369 and 9,042 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively;	3	1
Additional paid-in capital	130,507	1,546
Accumulated deficit	(60,032)	(53,014)
Total stockholders’ equity (deficit)	70,479	(51,467)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$98,296	$25,434

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue	$18,425	$11,594	$34,273	$21,428
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	8,109	5,447	15,174	10,133
Sales and marketing	6,239	3,717	11,948	7,207
Research and product development	2,154	1,576	4,163	2,721
General and administrative	3,707	1,485	7,099	2,384
Depreciation and amortization	1,431	886	2,614	1,703
Total costs and operating expenses	21,640	13,111	40,998	24,148
Operating loss	(3,215)	(1,517)	(6,725)	(2,720)
Other expense, net	(5)	(29)	(7)	(97)
Interest income (expense), net	(243	11	(275	37
Loss before provision for income taxes	(3,463	(1,535)	(7,007)	(2,780)
Provision (benefit) for income taxes	(63)	—	11	—
Net loss	$(3,400)	$(1,535)	$(7,018)	$(2,780)
Net loss per share, basic and diluted	$(0.36)	$(0.18)	$(0.77)	$(0.32)
Weighted average common shares outstanding, basic and diluted	9,328	8,760	9,122	8,682

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Cash from operating activities
Net loss	$(3,400)	$(1,535)	$(7,018)	$(2,780)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,431	886	2,614	1,703
Amortization of deferred financing costs	26	—	31	—
Loss on disposal of property and equipment	6	7	13	60
Noncash interest expense	223	—	223	—
Stock-based compensation	212	51	345	100
Change in fair value of contingent consideration	—	173	—	4
Loss on equity-method investment	—	3	—	19
Changes in operating assets and liabilities:
Accounts receivable	(557)	(175)	(1,222)	(649)
Prepaid expenses and other current assets	(82)	(117)	(608)	(457)
Other assets	(39)	(10)	(83)	12
Accounts payable	674	166	883	781
Accrued employee expenses	163	(293)	1,064	154
Accrued expenses	(240)	(11)	560	322
Deferred revenue	20	33	475	513
Other liabilities	(33)	169	(84)	294
Net cash provided by (used in) operating activities	(1,596)	(653)	(2,807)	76
Cash from investing activities
Purchases of property and equipment	(789)	(774)	(1,510)	(1,247)
Additions to capitalized software	(1,924)	(1,171)	(3,155)	(2,036)
Cash paid in business acquisition, net of cash acquired	(4,039)	—	(4,039)	—
Purchases of intangible assets	(6)	—	(11)	(6)
Net cash used in investing activities	(6,758)	(1,945)	(8,715)	(3,289)
Cash from financing activities
Proceeds from stock option exercises	250	78	318	144
Proceeds from issuance of restricted stock	—	—	141	—
Proceeds from issuance of options	208	—	208	—
Principal payments under capital lease obligations	(9)	(6)	(15)	(14)
Proceeds from initial public offering, net of underwriting discounts	69,192	—	69,192	—
Payments of initial public offering costs	(807)	—	(807)	—
Payment of contingent consideration	(2,429)	—	(2,429)	—
Proceeds from issuance of debt	—	—	10,000	—
Principal payments on debt	(42)	—	(42)	—
Payment of debt issuance costs	(119)	—	(532)	—
Net cash provided by financing activities	66,244	72	76,034	130
Net cash increase (decrease) in cash and cash equivalents	57,890	(2,526)	64,512	(3,083)
Cash and cash equivalents
Beginning of period	12,034	10,712	5,412	11,269
End of period	$69,924	$8,186	$69,924	$8,186

Stock-Based Compensation Expense
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$27	$16	$51	$32
Sales and marketing	28	10	51	20
Research and product development	7	7	12	14
General and administrative	150	17	231	33
Total stock-based compensation expense	$212	$50	$345	$99

Reconciliation of GAAP Measures to Non-GAAP Measures
(in thousands)

Three Months Ended June 30, 2015

GAAP net loss	$3,400
Stock-based compensation expense	212
Non-GAAP net loss	$3,188

Investor Relations Contact:
Ida Kane, CFO, 805.364.6093
ir@appfolio.com